SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2016

Knowledge Machine International, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

14 Hayward Brook Drive, Concord, NH	03301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 717-6279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2016, Knowledge Machine International, Inc., a Nevada corporation (the “Company”) entered into an Acquisition and Share Exchange Agreement (the “Acquisition Agreement”) with EveryStory, Inc., a Delaware corporation (“EveryStory”), and each of its shareholder (the “Shareholders”). Under the terms of the Acquisition Agreement, the Company agreed to issue, or reserve for issuance, shares of common stock to represent at closing approximately 60% of its outstanding equity ownership interest in exchange for all of the outstanding shares of EveryStory.

On August 4, 2016, the parties to the Acquisition Agreement entered into Amendment No. 1 which extends the closing date to September 6, 2016 and amends all references to the date “August 5, 2016” to “September 6, 2016” in Sections 1.06 and 8.01(c), respectively.

A copy of the Amendment is included with this report as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to the Acquisition and Share Exchange Agreement dated August 4, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knowledge Machine International, Inc.

Date: August 10, 2016	By:	/s/ Vivek R. Dave
Vivek R. Dave, Ph.D., Chief Executive Officer

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